Exhibit 99.1

The Savannah Bancorp, Inc.
Year-End Earnings Announcement

January 31, 2008
For Release: Immediately

The Savannah Bancorp Reports Fourth Quarter
and 2007 Earnings and Declares Dividend Increase

SAVANNAH, GA   The Savannah Bancorp, Inc. (NASDAQ: SAVB) reported net income of $7,636,000 in 2007 compared with net income of $10,002,000 in 2006, a decrease of 24 percent.  Net income per diluted share was $1.29 for 2007 and $1.70 in 2006, a decrease of 24 percent.  Net income for the fourth quarter 2007 was $353,000 compared to $2,523,000 for the same period in 2006.  Fourth quarter net income per diluted share was $0.06 in 2007 and $0.43 in 2006, a decrease of 86 percent.  Other growth and performance ratios are included in the attached financial highlights and information.

Fourth quarter pretax earnings included an additional provision for loan losses of $2.6 million and a reversal of approximately $330,000 of accrued interest for loans placed on nonaccrual status.  These two charges to earnings reduced fourth quarter after-tax earnings by $1.8 million, or $0.30 per share.  Details regarding these charges were provided in a press release and Form 8-K filing on January 10, 2008 and are available at our corporate website at www.savb.com.

Nonperforming loans at December 31, 2007 were $17.4 million, up from $6.8 million at September 30, 2007 and $2.2 million at December 31, 2006.  The increase in nonperforming loans in the fourth quarter was primarily related to loans made in  the Bluffton / Hilton Head Island, South Carolina (“Bluffton/HHI”) market.  Net  charge-offs were $765,000 in 2007 compared to $444,000 in 2006.

President and CEO John C. Helmken II said, “Although I am less than pleased by our fourth quarter results and the loan quality issues, I am pleased with the progress we have made in addressing the situation.  We continue to provide the resources and attention that are needed to manage these issues.  Prompt and decisive action is allowing us to readily address the situation and minimize our potential losses.  Equally important, we remain focused on our opportunities as well as our challenges.  2007 included several significant highlights for our Company, including several key hires, the successful integration of Minis & Co, Inc., one new branch in Bluffton, South Carolina and  continued loan, deposit and fee income growth.  While real estate activity slowed in our markets, our strong capital position, our enhanced products and services, and, most importantly, our people, position us well for 2008.  As we approach a billion dollars in assets, we remain excited about the future of our Company.”

Total assets increased 11 percent to $932 million at December 31, 2007, up from $844 million a year earlier.  Loans totaled $809 million compared with $721 million one year earlier, an increase of 12 percent.  Deposits totaled $764 million at December 31, 2007 and $707 million at December 31, 2006, an increase of 8.1 percent.  Average total assets increased 13 percent to $869 million in 2007 from $770 million in 2006.  Average portfolio loans were $754 million in 2007 compared with $659 million in 2006, an increase of 14 percent.  Average deposits were $720 million in 2007 and $638 million in 2006, an increase of 13 percent.

Net interest income increased $524,000, or 1.6 percent, in 2007 over 2006, including the impact of approximately $400,000 of accrued interest reversed on loans placed on nonaccrual status during 2007.  The net interest margin declined to 3.99 percent from 4.44 percent in 2006, primarily due to higher deposit and borrowing costs.  Noninterest income increased $406,000 or 9.4 percent including $855,000 in higher trust and asset management fees, offset by lower service charges on deposit accounts and lower mortgage related income.  The fourth quarter was the first full quarter of operations for Minis & Co. as a subsidiary of the Company.  Noninterest expense increased $1,186,000, or 5.9 percent during 2007 as compared to 2006.  Of the increase,

$994,000 was in salaries and benefits and $465,000 in occupancy, equipment and technology expenses.  Other operating expense declined by $273,000 or 5.9 percent due primarily to lower non-recurring de novo startup expenses and lower professional fees offset by higher FDIC assessment costs.

The Board of Directors approved a 4.2 percent increase in the regular quarterly cash dividend to 12.5 cents per share from 12 cents per share.  The first quarter dividend is payable on February 25, 2008 to shareholders of record on February 8, 2008.

The Savannah Bancorp, Inc. (“SAVB”), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, GA), Harbourside Community Bank (Hilton Head Island, SC) and Minis & Co., Inc. (a registered investment advisory firm), is headquartered in Savannah, Georgia and began operations in 1990.  Its primary businesses include loan, deposit, trust, asset management and mortgage origination services provided to local customers.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.  These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Attachments – 10 pages of financial information

Contacts:  John C. Helmken II, President & CEO, 912-629-6486
                 Robert B. Briscoe, Chief Financial Officer, 912-629-6525

A printable PDF format of this entire Annual Earnings Release may be obtained from the Corporate Website at www.savb.comunder the “SEC Filings and More” link and the “Latest Earnings Release” selection and at the following weblink: http://www.snl.com/irweblinkx/news.aspx?iid=100844

The Savannah Bancorp, Inc. and Subsidiaries
Fourth Quarter Financial Highlights
December 31, 2007 and 2006
($ in thousands, except per share data)
(Unaudited)

Balance Sheet Data at December 31	2007	2006	% Change
Total assets	$ 932,459	$ 843,514	11
Interest-earning assets	878,992	803,927	9.3
Loans	808,651	720,918	12
Allowance for loan losses	12,864	8,954	44
Non-accruing loans	14,663	825	NM
Loans past due 90 days – accruing	2,761	1,406	96
Net charge-offs	765	444	72
Deposits	764,218	706,824	8.1
Interest-bearing liabilities	759,597	669,974	13
Shareholders' equity	76,272	66,574	15
Allowance for loan losses to total loans	1.59%	1.24%	28
Nonperforming assets to total loans and OREO	2.41%	0.38%	534
Loan to deposit ratio	106%	102%	3.9
Equity to assets	8.18%	7.89%	3.7
Tier 1 capital to risk-weighted assets	10.49%	11.09%	(5.4)
Total capital to risk-weighted assets	11.74%	12.34%	(4.9)
Outstanding shares (000s) (a)	5,924	5,781	2.5
Book value per share (a)	$ 12.88	$ 11.52	12
Tangible book value per share (a)	$ 12.50	$ 11.52	8.5
Market value per share (a)	$ 17.14	$ 27.25	(37)

Performance Data for the Year
Net income	$ 7,636	$ 10,002	(24)
Return on average assets	0.88%	1.30%	(32)
Return on average equity	10.68%	16.19%	(34)
Net interest margin	3.99%	4.44%	(10)
Efficiency ratio	56.09%	54.29%	3.3
Per share data: (a)
Net income – basic	$ 1.31	$ 1.73	(24)
Net income – diluted	$ 1.29	$ 1.70	(24)
Dividends	$ .480	$ .448	7.1
Average shares (000s): (a)
Basic	5,850	5,765	1.5
Diluted	5,922	5,876	0.8

Performance Data for the Fourth Quarter
Net income	$ 353	$ 2,523	(86)
Return on average assets	0.15%	1.24%	(88)
Return on average equity	1.83%	15.33%	(88)
Net interest margin	3.72%	4.26%	(13)
Efficiency ratio	60.48%	54.94%	10
Per share data: (a)
Net income – basic	$ 0.06	$ 0.44	(86)
Net income – diluted	$ 0.06	$ 0.43	(86)
Dividends	$ 0.120	$ 0.112	7.1
Average shares (000s): (a)
Basic	5,923	5,779	2.5
Diluted	5,968	5,884	1.4
(a)  Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2007 and 2006
($ in thousands, except share data)

	December 31,
	2007	2006
Assets
Cash and due from banks	$ 12,721	$ 18,540
Federal funds sold	4,435	18,363
Interest-bearing deposits in banks	20,148	10,394
Cash and cash equivalents	37,304	47,297
Securities available for sale, at fair value (amortized
cost of $60,241 in 2007 and $54,163 in 2006)	61,057	53,917
Loans held for sale	180	914
Loans, net of allowance for loan losses of $12,864 in 2007 and $8,954 in 2006	795,787	711,964
Premises and equipment, net	6,830	6,365
Other real estate owned	2,112	545
Bank-owned life insurance	5,985	5,760
Goodwill and other intangibles, net	3,662	-
Other assets	19,542	16,752
Total assets	$932,459	$843,514

Liabilities
Deposits:
Noninterest-bearing	$ 88,503	$ 101,156
Interest-bearing demand	127,902	116,493
Savings	16,168	18,615
Money market	176,615	147,279
Time deposits	355,030	323,281
Total deposits	764,218	706,824
Short-term borrowings	70,599	40,687
Federal Home Loan Bank advances – long-term	2,973	13,309
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310
Other liabilities	8,087	5,810
Total liabilities	856,187	776,940

Shareholders' equity
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 5,923,797 and 5,781,381 shares
in 2007 and 2006, respectively	5,924	5,781
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Additional paid-in capital	38,278	35,747
Retained earnings	30,513	25,681
Treasury stock, 318 shares in 2007 and 2006	(4)	(4)
Accumulated other comprehensive income (loss), net	1,561	(631)
Total shareholders' equity	76,272	66,574
Total liabilities and shareholders' equity	$932,459	$843,514

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income for the Two Years and Five Quarters Ending December 31, 2007
($ in thousands, except per share data)

				(Unaudited)
	For the Years Ended			2007				2006	Q4-07 /
	December 31,		%	Fourth	Third	Second	First	Fourth	Q4-06
	2007	2006	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$59,435	$51,541	15	$15,016	$15,196	$14,872	$14,351	$14,063	6.8
Loans held for sale	98	558	(82)	14	15	35	34	52	(73)
Investment securities	2,907	2,240	30	767	794	726	620	599	28
Deposits in banks	346	293	18	100	44	119	83	127	(21)
Federal funds sold	472	557	(15)	45	130	125	172	116	(61)
Total interest and dividend income	63,258	55,189	15	15,942	16,179	15,877	15,260	14,957	6.6
Interest expense
Deposits	26,415	19,342	37	6,881	6,963	6,479	6,092	5,754	20
Short-term borrowings	3,454	2,617	32	935	860	831	828	775	21
FHLB advances	413	778	(47)	46	48	155	164	168	(73)
Total interest expense	30,282	22,737	33	7,862	7,871	7,465	7,084	6,697	17
Net interest income	32,976	32,452	1.6	8,080	8,308	8,412	8,176	8,260	(2.2)
Provision for loan losses	4,675	1,585	195	3,145	635	395	500	450	599
Net interest income after the
provision for loan losses	28,301	30,867	(8.3)	4,935	7,673	8,017	7,676	7,810	(37)
Noninterest income
Service charges on deposits	1,383	1,526	(9.4)	349	339	348	347	389	(10)
Mortgage related income, net	615	886	(31)	98	141	166	210	200	(51)
Trust and asset management fees	1,513	658	130	769	379	189	176	170	352
Other operating income	1,242	1,233	0.7	315	305	297	325	331	(4.8)
Gain (loss) on sale of OREO	(44)	-	(100)	(38)	-	-	(6)	-	-
Total noninterest income	4,709	4,303	9.4	1,493	1,164	1,000	1,052	1,090	37
Noninterest expense
Salaries and employee benefits	11,846	10,852	9.2	3,125	2,919	2,838	2,964	2,659	18
Occupancy and equipment	3,294	2,920	13	958	796	782	758	768	25
Information technology	1,616	1,525	6.0	422	388	381	425	417	1.2
Other operating expense	4,383	4,656	(5.9)	1,285	1,073	1,025	1,000	1,293	(0.6)
Total noninterest expense	21,139	19,953	5.9	5,790	5,176	5,026	5,147	5,137	13
Income before income taxes	11,871	15,217	(22)	638	3,661	3,991	3,581	3,763	(83)
Income tax expense	4,235	5,215	(19)	285	1,280	1,400	1,270	1,240	(77)
Net income	$ 7,636	$10,002	(24)	$ 353	$ 2,381	$ 2,591	$ 2,311	$ 2,523	(86)
Net income per share:
Basic	$ 1.31	$ 1.73	(24)	$ .06	$ .41	$ .44	$ .40	$ .44	(86)
Diluted	$ 1.29	$ 1.70	(24)	$ .06	$ .40	$ .44	$ .39	$ .43	(86)
Average basic shares (000s)	5,850	5,765	1.5	5,923	5,862	5,824	5,782	5,779	2.5
Average diluted shares (000s)	5,922	5,876	0.8	5,968	5,928	5,899	5,890	5,884	1.4
Performance Ratios
Return on average equity	10.68%	16.19%	(34)	1.83%	13.04%	14.94%	13.90%	15.33%	(88)
Return on average assets	0.88%	1.30%	(32)	0.15%	1.08%	1.23%	1.12%	1.24%	(88)
Net interest margin	3.99%	4.44%	(10)	3.72%	3.95%	4.13%	4.17%	4.26%	(13)
Efficiency ratio	56.1%	54.3%	3.3	60.5%	54.7%	53.4%	55.8%	54.9%	10
Average equity	71,516	61,766	16	74,447	72,436	69,583	67,434	65,297	14
Average assets	869,026	769,917	13	910,785	875,532	855,989	834,033	809,491	13
Average interest-earning assets	830,900	734,470	13	865,430	837,586	821,253	799,678	772,192	12

(a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

The Savannah Bancorp, Inc. and Subsidiaries
Selected Financial Condition Highlights – Five-Year Comparison
($ in thousands, except per share data)
(Unaudited)

	2007	2006	2005	2004	2003
Selected Average Balances
Assets	$869,026	$769,917	$685,163	$557,474	$443,502
Loans held for sale	1,299	7,842	23,033	27,209	939
Loans, net of unearned income	754,490	658,750	565,131	441,421	356,006
Securities	58,910	50,600	41,300	40,703	44,015
Other interest-earning assets	16,201	17,278	26,168	22,383	21,198
Total interest-earning assets	830,900	734,470	655,632	531,716	422,158
Interest-bearing deposits	628,310	542,375	487,493	371,877	300,045
Borrowed funds	70,939	62,255	55,255	67,353	40,158
Total interest-bearing liabilities	699,249	604,630	542,748	439,230	340,203
Noninterest-bearing deposits	91,367	96,113	89,386	76,593	65,403
Total deposits	719,677	638,488	576,879	448,470	365,448
Shareholders' equity	71,516	61,766	47,428	38,126	35,740
Loan to deposit ratio - average	105%	103%	98%	98%	97%

Selected Financial Data at Year-End
Assets	$932,459	$843,514	$717,901	$617,341	$476,865
Interest-earning assets	878,992	803,927	685,531	593,035	449,025
Loans held for sale	180	914	10,473	26,471	10,393
Loans, net of unearned income	808,651	720,918	613,667	499,868	386,731
Deposits	764,218	706,824	600,510	506,120	389,146
Loan to deposit ratio	106%	102%	102%	99%	99%
Interest-bearing liabilities	759,597	669,974	558,116	488,546	360,817
Shareholders' equity	76,272	66,574	58,543	40,071	36,771
Shareholders' equity to total assets	8.18%	7.89%	8.15%	6.49%	7.71%
Dividend payout ratio	36.73%	25.92%	25.53%	37.69%	45.00%
Risk-based capital ratios:
Tier 1 capital to risk-based assets	10.49%	11.09%	11.52%	9.95%	10.60%
Total capital to risk-based assets	11.74%	12.34%	12.77%	11.20%	11.85%

Loan Quality Data
Nonperforming assets	$ 19,535	$ 2,776	$ 1,357	$ 998	$ 1,525
Nonperforming loans	17,424	2,231	1,357	538	598
Net loan losses	765	444	76	128	306
Allowance for loan losses	12,864	8,954	7,813	6,389	5,067
Nonperforming loans to loans	2.15%	0.31%	0.22%	0.11%	0.15%
Nonperforming assets to loans and other real estate owned	2.41%	0.39%	0.22%	0.20%	0.39%
Net loan losses to average loans	0.01%	0.07%	0.01%	0.03%	0.09%
Allowance for loan losses to total loans	1.59%	1.24%	1.27%	1.28%	1.31%

Per Share Data at Year-End (a)
Book value	$ 12.88	$ 11.52	$ 10.20	$ 7.80	$ 7.17
Common stock closing price (Nasdaq)	$ 17.14	$ 27.25	$ 28.38	$ 21.64	$ 18.56
Common shares outstanding (000s)	5,924	5,781	5,739	5,140	5,129

(a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006 and December 2004.

The Savannah Bancorp, Inc. and Subsidiaries
Selected Operating Highlights – Five-Year Comparison
($ in thousands, except per share data)
(Unaudited)

	2007	2006	2005	2004	2003
Summary of operations
Interest income - taxable equivalent	$63,414	$55,347	$42,544	$28,947	$23,221
Interest expense	30,282	22,737	14,679	8,427	6,695
Net interest income - taxable equivalent	33,132	32,610	27,865	20,520	16,526
Taxable equivalent adjustment	(156)	(158)	(186)	(240)	(284)
Net interest income	32,976	32,452	27,679	20,280	16,242
Provision for loan losses	4,675	1,585	1,500	1,450	1,000
Net interest income after provision for loan losses	28,301	30,867	26,179	18,830	15,242
Noninterest income
Service charges on deposit accounts	1,383	1,526	1,622	1,598	1,572
Mortgage related income, net	615	886	1,292	1,079	776
Trust and asset management fees	1,513	658	501	442	398
Other operating income	1,242	1,233	972	981	635
Gain (loss) on sale of OREO	(44)	-	-	-	-
Total noninterest income	4,709	4,303	4,387	4,100	3,381
Noninterest expense
Salaries and employee benefits	11,846	10,852	9,530	8,362	6,693
Occupancy and equipment	3,294	2,920	2,199	1,963	1,767
Information technology	1,616	1,525	1,244	1,049	908
Other operating expense	4,383	4,656	3,673	2,880	2,287
Total noninterest expense	21,139	19,953	16,646	14,254	11,655
Income before income taxes	11,871	15,217	13,920	8,676	6,968
Income tax expense	4,235	5,215	4,880	2,940	2,324
Net income	$ 7,636	$10,002	$ 9,040	$ 5,736	$ 4,644

Net income per share: (a)
Basic	$ 1.31	$ 1.73	$ 1.68	$ 1.12	$ 0.91
Diluted	$ 1.29	$ 1.70	$ 1.63	$ 1.09	$ 0.89
Cash dividends paid per share	$ 0.48	$ 0.45	$ 0.43	$ 0.42	$ 0.41
Average basic shares outstanding (000s)	5,850	5,765	5,396	5,136	5,129
Average diluted shares outstanding (000s)	5,922	5,876	5,531	5,261	5,226

Performance ratios
Net interest margin	3.99%	4.44%	4.25%	3.86%	3.91%
Return on average assets	0.88%	1.30%	1.32%	1.03%	1.05%
Return on average equity	10.68%	16.19%	19.06%	15.04%	12.99%
Efficiency ratio	56.09%	54.29%	51.91%	58.47%	59.40%

(a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006 and December 2004.

The Savannah Bancorp, Inc. and Subsidiaries
Selected Quarterly Data – 2007 and 2006
($ in thousands, except per share data)
(Unaudited)

Condensed Quarterly Income Statements

The following is a summary of unaudited quarterly results for 2007 and 2006:
	2007				2006
	Fourth	Third	Second	First	Fourth	Third	Second	First
Net interest income	$8,080	$8,308	$8,412	$8,176	$8,260	$8,119	$8,156	$7,917
Provision for loan losses	3,145	635	395	500	450	360	360	415
Net interest income after provision for loan losses	4,935	7,673	8,017	7,676	7,810	7,759	7,796	7,502
Noninterest income	1,493	1,164	1,000	1,052	1,090	1,056	1,086	1,071
Noninterest expense	5,790	5,176	5,026	5,147	5,137	4,945	4,976	4,895
Income before income taxes	638	3,661	3,991	3,581	3,763	3,870	3,906	3,678
Income tax expense	285	1,280	1,400	1,270	1,240	1,280	1,368	1,327
Net income	$ 353	$2,381	$2,591	$2,311	$2,523	$2,590	$2,538	$2,351

Per share: (a)
Net income – basic	$ .060	$ .406	$ .445	$ .400	$ .437	$ .450	$ .441	$ .408
Net income – diluted	$ .059	$ .402	$ .439	$ .392	$ .429	$ .441	$ .432	$ .401
Dividends	$ .120	$ .120	$ .120	$ .120	$ .112	$ .112	$ .112	$ .112
Average shares (000s)
Basic	5,923	5,862	5,824	5,782	5,779	5,761	5,759	5,759
Diluted	5,968	5,928	5,899	5,890	5,884	5,886	5,894	5,886

 (a)  Share and per share amounts have been adjusted to reflect the effect of a 5-for-4 stock split in December 2006.  The summation of quarterly earnings per share may not agree with annual earnings per share.

Quarterly Market Values of Common Shares

The Company's common stock was sold in an initial public offering on April 10, 1990.  It is traded on the NASDAQ Global Market under the symbol SAVB.  The quarterly high, low and closing stock trading prices for 2007 and 2006 are listed below.  There were approximately 700 holders of record of Company Common Stock and, according to information available to the Company, approximately 720 additional shareholders in street name through brokerage accounts at December 31, 2007.  The per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2006.

	2007				2006
Closing Market Prices	Fourth	Third	Second	First	Fourth	Third	Second	First

High	$24.69	$25.97	$27.20	$28.07	$28.14	$30.31	$30.40	$29.58
Low	17.10	23.00	24.71	27.00	26.60	26.58	27.26	27.12
Close	17.14	24.69	25.10	27.00	27.25	26.64	30.26	28.06

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis - 2007 and 2006

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)		Vari-	Attributable to
2007	2006	2007	2006		2007	2006	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 6,958	$ 5,969	4.97	4.91	Interest-bearing deposits	$ 346	$ 293	$ 53	$ 4	$ 49
56,851	48,190	5.01	4.47	Investments - taxable	2,848	2,153	695	260	435
2,059	2,410	7.33	7.47	Investments - non-taxable	151	180	(29)	(3)	(26)
9,243	11,309	5.11	4.93	Federal funds sold	472	557	(85)	20	(105)
1,299	7,842	7.54	7.12	Loans held for sale	98	558	(460)	33	(493)
754,490	658,750	7.89	7.83	Loans (c)	59,499	51,606	7,893	395	7,498
830,900	734,470	7.63	7.54	Total interest-earning assets	63,414	55,347	8,067	661	7,406
38,126	35,447			Noninterest-earning assets
$869,026	$769,917			Total assets

				Liabilities and equity
				Deposits
$114,053	$ 95,138	2.00	1.32	NOW accounts	2,279	1,254	1,025	647	378
17,831	19,104	0.99	0.99	Savings accounts	176	190	(14)	0	(14)
167,887	135,736	4.27	3.75	Money market accounts	7,164	5,093	2,071	706	1,365
131,553	105,220	5.35	4.68	CDs, $100M or more	7,020	4,927	2,093	694	1,399
74,234	81,084	4.83	3.98	CDs, broker	3,605	3,225	380	714	(334)
122,752	106,093	5.03	4.39	Other time deposits	6,171	4,653	1,518	679	839
628,310	542,375	4.20	3.57	Total interest-bearing deposits	26,415	19,342	7,073	3,417	3,656
7,833	15,770	5.27	4.93	FHLB advances – long term	413	778	(365)	54	(419)
52,796	36,175	4.95	4.98	Short-term borrowings	2,612	1,802	810	(11)	821
10,310	10,310	8.17	7.90	Subordinated debt	842	815	27	28	(1)
				Total interest-bearing
699,249	604,630	4.33	3.76	liabilities	30,282	22,737	7,545	3,446	4,099
91,367	96,113			Noninterest-bearing deposits
6,894	7,408			Other liabilities
71,516	61,766			Shareholders' equity
$869,026	$769,917			Liabilities and equity
		3.30	3.78	Interest rate spread
		3.99	4.44	Net interest margin
				Net interest income	$33,132	$32,610	$ 522	$(2,785)	$3,307
$131,651	$129,840			Net earning assets
$719,677	$638,488			Average deposits
		3.67	3.03	Average cost of deposits
105%	103%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-      earning assets and interest-bearing liabilities. Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $156 in 2007 and $158 in 2006.
(c) Average nonaccruing loans have been excluded from total average loans and categorized as a noninterest-earning asset.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – Fourth Quarter, 2007 and 2006

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
Q4	Q4	Q4	Q4		Q4	Q4	Vari-
2007	2006	2007	2006		2007	2006	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 9,067	$ 9,869	4.38	5.11	Interest-bearing deposits	$ 100	$ 127	($27)	$ (18)	$ (9)
58,946	50,116	5.07	4.61	Investments - taxable	754	582	172	58	114
1,917	2,104	7.45	7.54	Investments - non-taxable	36	40	(4)	0	(4)
5,368	10,119	3.33	4.55	Federal funds sold	45	116	(71)	(31)	(40)
669	2,204	8.30	9.36	Loans held for sale	14	52	(38)	(6)	(32)
789,463	697,780	7.55	8.00	Loans (c)	15,032	14,079	953	(791)	1,744
865,430	772,192	7.33	7.70	Total interest-earning assets	15,981	14,996	985	(720)	1,705
45,355	37,299			Noninterest-earning assets
$910,785	$809,491			Total assets

				Liabilities and equity
				Deposits
$ 112,785	$ 104,879	1.85	1.63	NOW accounts	527	431	96	58	38
16,437	18,350	0.94	0.99	Savings accounts	39	46	(7)	(2)	(5)
183,122	143,984	3.99	4.20	Money market accounts	1,841	1,523	318	(76)	394
148,231	114,364	5.36	5.09	CDs, $100M or more	2,001	1,467	534	78	456
72,360	78,574	4.82	4.60	CDs, broker	880	912	(32)	44	(76)
126,018	114,312	5.02	4.77	Other time deposits	1,593	1,375	218	72	146
658,953	574,463	4.14	3.97	Total interest-bearing deposits	6,881	5,754	1,127	246	881
3,021	13,356	6.04	4.99	FHLB advances – long term	46	168	(122)	35	(157)
63,952	43,036	4.48	5.17	Other borrowings	722	561	161	(75)	236
10,310	10,310	8.20	8.23	Subordinated debt	213	214	(1)	(1)	0
				Total interest-bearing
736,236	641,165	4.24	4.14	liabilities	7,862	6,697	1,165	162	1,003
90,895	95,849			Noninterest-bearing deposits
7,207	7,180			Other liabilities
76,447	65,297			Shareholders' equity
$910,785	$809,491			Liabilities and equity
		3.09	3.56	Interest rate spread
		3.72	4.26	Net interest margin
				Net interest income	$8,119	$8,299	$ (180)	$ (882)	$ 702
$129,194	$131,027			Net earning assets
$749,848	$670,312			Average deposits
		3.64	3.41	Average cost of deposits
105%	104%			Average loan to deposit ratio
(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-      earning assets and interest-bearing liabilities. Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $39 in the fourth quarter 2007 and 2006, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized as a noninterest-earning asset.

The Savannah Bancorp, Inc. and Subsidiaries
Regulatory Capital Ratios

The primary banking regulators of The Savannah Bancorp, Inc. and Subsidiary Banks have adopted capital requirements that specify the minimum level for which no prompt corrective action is required.  In addition, the Federal Deposit Insurance Corporation (“FDIC”) has adopted FDIC insurance assessment rates based on certain “well-capitalized” risk-based and equity capital ratios.  Failure to meet minimum capital requirements can result in the initiation of certain actions by the regulators that, if undertaken, could have a material effect on the Company’s and the Subsidiary Banks’ financial statements.  The following tables show the capital ratios for the Company and the Subsidiary Banks at December 31, 2007and 2006:

($ in thousands)	Company		Savannah		Bryan		Harbourside
	2007	2006	2007	2006	2007	2006	2007	2006
Qualifying Capital
Tier 1 capital	$81,049	$77,205	$50,433	$48,718	$18,045	$16,833	$ 8,681	$ 8,687
Total capital	90,747	85,910	56,864	54,712	20,328	18,874	9,611	9,207

Leverage Ratios
Tier 1 capital to average assets	8.90%	9.57%	8.29%	8.58%	8.62%	9.23%	10.11%	15.55%

Risk-based Ratios
Tier 1 capital to risk-weighted assets	10.49%	11.09%	9.84%	10.17%	9.88%	10.31%	11.86%	16.98%
Total capital to risk-weighted assets	11.74%	12.34%	11.09%	11.42%	11.13%	11.56%	13.13%	18.00%

Following are the regulatory capital ratios minimum ratio and the minimum ratios to be classified as a well-capitalized holding company or bank:

	Well-
Regulatory Capital Guidelines:	Capitalized	Minimum
Tier 1 capital to average assets	5.00%	4.00%
Tier 1 capital to risk-weighted assets	6.00%	4.00%
Total capital to risk-weighted assets	10.00%	8.00%

The Savannah Bancorp, Inc. and Subsidiaries
Loan Concentration Schedule
($ in thousands)	12/31/07	% of Total	12/31/06	% of Total	% Dollar Change
Non-residential real estate
Owner-occupied	$118,714	15	$ 90,848	13	31
Non owner-occupied	118,904	15	98,032	14	21
Construction	33,923	4	22,128	3	53
Commercial land and lot development	38,127	5	35,610	5	7.1
Total non-residential real estate	309,668	39	246,618	35	26
Residential real estate
Owner-occupied – 1-4 family	83,828	10	87,965	12	(4.7)
Non owner-occupied – 1-4 family	114,992	14	68,397	10	68
Construction	57,541	7	110,412	15	(48)
Residential land and lot development	109,718	14	93,060	12	18
Home equity lines	43,322	5	40,794	6	6.2
Total residential real estate	409,401	50	400,628	55	2.2
Total real estate loans	719,069	89	647,246	90	11
Commercial	71,370	9	57,737	8	24
Consumer	18,692	2	16,628	2	12
Unearned fees, net	(480)	-	(693)	-	(31)
Total loans, net of unearned fees	$ 808,651	100	$ 720,918	100	12

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statement of Shareholders’ Equity
For the Three Years Ended December 31, 2007
($ in thousands, except share data)

	December 31,
	2007	2006	2005
Common shares issued
Shares, beginning of year	5,781,381	4,591,339	4,112,448
Common stock issued	78,000	-	397,273
Stock split / dividend	-	1,155,564	-
Stock options exercised	64,416	34,478	81,618
Shares, end of year	5,923,797	5,781,381	4,591,339
Treasury shares owned
Shares, beginning of year	318	267	282
Stock split / dividend	-	63	(15)
Stock options exercised	-	(12)	-
Shares, end of year	318	318	267
Common stock
Balance, beginning of year	$ 5,781	$ 4,591	$ 4,112
Common stock issued	78	-	397
Stock split / dividend	-	1,156	-
Stock options exercised	65	34	82
Balance, end of year	5,924	5,781	4,591
Additional paid-in capital
Balance, beginning of year	35,747	36,257	24,232
Common stock issued, net of issuance costs	1,702	-	11,191
Stock split / dividend	-	(1,156)	-
Stock-based compensation expense	147	299	-
Stock options exercised	683	272	494
Stock options tax benefit	-	75	340
Balance, end of year	38,279	35,747	36,257
Retained earnings
Balance, beginning of year	25,681	18,272	11,539
Net income	7,636	10,002	9,040
Cash dividends paid	(2,805)	(2,593)	(2,307)
Balance, end of year	30,512	25,681	18,272
Treasury stock
Balance, beginning of year	(4)	(4)	(4)
Stock options exercised	-	-	-
Balance, end of year	(4)	(4)	(4)
Accumulated other comprehensive income (loss), net
Balance, beginning of year	(631)	(573)	192
Change in unrealized losses on securities
available for sale, net of tax	662	178	(522)
Net change in fair value of derivative
instruments, net of tax	1,530	(236)	(243)
Balance, end of year	1,561	(631)	(573)
Total shareholders' equity	$ 76,272	$ 66,574	$ 58,543